SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2003

CNL RETIREMENT PROPERTIES, INC.
 (Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	000-32607 (Commission File Number)	59-3491443 (IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida (Address of principal executive offices)	32801 (Zip Code)

Registrant's telephone number, including area code: (407) 650-1000

        The Form 8-K of CNL Retirement Properties, Inc. (the “Company”) dated September 30, 2003 is hereby amended to include audited financial statements for 12 related Properties (totalling 15 communities) which were acquired on September 30, 2003, as well as the Santa Rosa Property for which the Company has an initial commitment to acquire, and pro forma financial information. This information was not available to the Company at the time the Company filed its Form 8-K dated September 30, 2003.

Item 7.             Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial statements of retirement Properties acquired.

Audited financial statements for 12 related Properties (totalling 15 communities), the Sunrise Portfolio Four Properties, (which includes the Arlington, Arlington-Bluemont Park, Sterling (Countryside), Falls Church, Farmington Hills, Frederick, Leesburg, Mercer Island, Brooklyn-Mills Basin, Poland, Raleigh and Brooklyn-Sheepshead Bay Properties) as well as the Santa Rosa Property for which the Company has an initial commitment to acquire, for the year ended December 31, 2002.

See Index to Financial Statements on page 14.

(b)	Pro forma financial information.

See Index to Pro Forma Financial Statements on page 3.

(c)	Not applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 12, 2003	CNL RETIREMENT PROPERTIES, INC. By: /s/ Thomas J. Hutchison III —————————————— THOMAS J. HUTCHISON III Chief Executive Officer

INDEX TO FINANCIAL STATEMENTS

CNL RETIREMENT PROPERTIES, INC.

Page
Unaudited Pro Forma Consolidated Financial Information:
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2003	5
Unaudited Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 2003	6
Unaudited Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002	7
Notes to Unaudited Pro Forma Consolidated Financial Statements for the nine months ended
September 30, 2003 and the year ended December 31, 2002	8

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the “Company”) gives effect to (i) borrowings of $79,285 under mortgage notes payable and (ii) the application of such funds and cash on hand to purchase two Properties, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2003, has been adjusted to give effect to the purchases noted above as if they had occurred on September 30, 2003.

The Unaudited Pro Forma Consolidated Statements of Earnings for the nine months ended September 30, 2003 and the year ended December 31, 2002, include the historical operating results of the Properties described above, as well as 92 properties purchased by the Company prior to September 30, 2003, from the date of their acquisition (or for the pending acquisitions, from the date they became probable of being acquired) plus operating results from (A) the later of (i) the date the Properties became operational by the previous owners or (ii) January 1, 2002, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or (ii) the end of the pro forma period presented (the “Pro Forma Period”).

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2003
(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Investment Properties:
Accounted for using the operating method, net	$872,128	$15,330	(a)	$887,458
Accounted for using the direct financing method (c)	395,632			395,632
Cash and cash equivalents	49,848	(10,465)	(a)	108,803
		69,420	(d)
Restricted cash	12,314			12,314
Notes and other receivables	10,195			10,195
Investment in unconsolidated subsidiary	86			86
Loan costs, net	4,057	116	(a)	6,039
		1,866	(d)
Lease intangible costs, net	21,181	443	(b)	21,624
Accrued rental income	6,764			6,764
Other assets	7,092	(550)	(a)	9,667
		209	(a)
		(443)	(b)
		3,359	(d)

	$1,379,297	$79,285		$1,458,582

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgages payable	$223,382	$4,640	(a)	$302,667
		74,645	(d)
Bonds payable	90,631			90,631
Line of credit	20,000			20,000
Due to related parties	1,325			1,325
Accounts payable and accrued expenses	4,625			4,625
Security deposits	7,977			7,977

Total liabilities	347,940	79,285		427,225

Stockholders' equity:
Preferred stock, without par value
Authorized and unissued 3,000 shares	—
Excess shares, $0.01 par value per share
Authorized and unissued 103,000 shares	—
Common stock, $0.01 par value per share
Authorized 450,000 shares and 100,000 shares,
respectively, issued 115,294 and 44,255 shares,
respectively, outstanding 115,174 and 44,211
shares, respectively	1,152			1,152
Capital in excess of par value	1,034,240			1,034,240
Accumulated distributions in excess of net earnings	(4,035)			(4,035)

Total stockholders' equity	1,031,357	—		1,031,357

	$1,379,297	$79,285		$1,458,582

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
NINE MONTHS ENDED SEPTEMBER 30, 2003
(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Rental income from operating leases	$36,973	$27,821	(1)	$64,794
Earned income from direct financing leases (2)	19,623	16,145	(1)	35,768
Contingent rent	45			45
FF&E reserve income	1,468	1,581	(3)	3,049
Interest and other income	1,111			1,111

	59,220	45,547		104,767

Expenses:
Interest	5,245	9,975	(5)	15,220
General operating and administrative	3,531			3,531
Property expenses	26			26
Asset management fees to related party	2,626	2,416	(6)	5,042
Depreciation and amortization	10,589	7,885	(7)	18,474

	22,017	20,276		42,293

Earnings Before Equity in Earnings of
Unconsolidated Subsidiary	37,203	25,271		62,474
Equity in Earnings of Unconsolidated
Subsidiary	28			28

Net Earnings	$37,231	$25,271		$62,502

Net Earnings Per Share of Common Stock
(Basic and Diluted) (9)	$0.50			$0.58

Weighted Average Number of Shares of Common
Stock Outstanding (Basic and Diluted) (9)	74,175			107,809

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 2002
(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Rental income from operating leases	$13,258	$79,491	(1)	$92,749
Earned income from direct financing leases (2)	3,520	36,305	(1)	39,825
Contingent rent	8	—		8
FF&E reserve income	153	3,318	(3)	3,471
Interest and other income	1,913	(1,722)	(4)	191

	18,852	117,392		136,244

Expenses:
Interest	1,409	17,507	(5)	18,916
General operating and administrative	1,389	—		1,389
Property expenses	23	—		23
Asset management fees to related party	771	5,434	(6)	6,205
Depreciation and amortization	3,461	21,786	(7)	25,247

	7,053	44,727		51,780

Earnings Before Equity in Earnings of
Unconsolidated Subsidiary and Minority Interest
in Earnings of Consolidated Joint Ventures	11,799	72,665		84,464
Equity in Earnings of Unconsolidated Subsidiary	5	—		5
Minority Interest in Earnings of Consolidated
Joint Ventures	(433)	433	(8)	—

Net Earnings	$11,371	$73,098		$84,469

Net Earnings Per Share of Common
Stock (Basic and Diluted)(9)	$0.52			$0.84

Weighted Average Number of Shares of Common
Stock Outstanding (Basic and Diluted)(9)	22,035			100,798

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	Represents the use of $10,465 of cash and cash equivalents and borrowings of $4,640 under a mortgage note payable (i) to purchase 2 properties for $14,780, and (ii) to pay loan costs of $116, acquisition fees on permanent financing (4.5% of permanent financing) of $209. Also represents the reclassification of $140 in miscellaneous acquisition costs and $410 in acquisition fees to properties subject to operating leases.

	Purchase Price	Acquisition Fees and Closing Costs Allocated to Investment	Total
Sunrise of Santa Rosa in Santa Rosa, CA	$9,280	$259	$9,539
Dogwood Forest of Dunwoody in Dunwoody, GA	5,500	291	5,791

Properties subject to operating leases	$14,780	$550	$15,330

(b)	Represents the reclassification of $443 of lease intangible costs in connection with the acquisition of the Properties that are subject to an operating lease. The Company allocates the cost associated with having an in-place lease at the date of acquisition to a lease intangible asset that is amortized on a straight-line basis over the initial term of the lease (generally 15 years).

(c)	In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as properties on operating leases. The direct financing leases have initial terms ranging from 21.5 to 35 years and certain leases contain provisions that allow the lessees to elect to purchase the properties at the end of the lease term for the Company’s initial investment amount. These leases also permit the Company to require the lessees to purchase the properties at the end of the lease term for the same amount. The categorization of the leases has no effect on the rental payments due under the leases.

(d)	In connection with Sunrise Portfolio Four Properties, the Company has entered into an initial commitment with a commercial lender for a $74,645 mortgage loan collateralized by the 12 Properties. The loan will have a term of seven years and will bear interest at a rate of 5.96% per annum. The loan will require monthly interest only payments for the first 24 months, with monthly payments of principal and interest due thereafter until maturity. The Company will incur loan costs of $1,866 and acquisition fees on permanent financing of $3,359.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings:

(1)	Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the properties acquired, and for the pending acquisitions expected to be acquired, by the Company as of September 30, 2003 (collectively, the “Pro Forma Property” or “Pro Forma Properties”) for the Pro Forma Period.

The following presents the actual date the Pro Forma Properties were acquired or made probable by the Company as compared to January 1, 2002, the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings as well as the related adjustments for the Pro Forma Periods.

	Date Acquired/Probable by the Company	Purchase Price	Pro Forma Adjustment for the Year Ended December 31, 2002	Pro Forma Adjustment for the Nine Months Ended September 30, 2003
Properties subject to operating leases:
Acquired:
Holley Court Terrace in Oak Park, IL	February 11, 2002	$18,469	$238	$—
Homewood Residence in Coconut Creek, FL	February 11, 2002	9,688	110	—
Heritage Club in Greenwood Village, CO	March 22, 2002	17,865	496	—
Marriott Portfolio One Properties a	May 16 & 17, 2002	58,800	2,217	—
Brooksby Village in Peabody, MA	October 10, 2002	17,384	2,885	—
Homewood Residence in Nashville, TN	November 1, 2002	8,958	882	—
Marriott Portfolio Two Properties	December 20, 2002	89,359	10,051	—
Fox Run Village in Novi, MI	February 28, 2003	17,000	2,669	447
Summit Portfolio Properties	March 27, 2003	52,000	6,152	1,455
Additional Marriott Portfolio Two Properties	March 28, 2003	254,575	20,562	4,759
Brighton Gardens of Saddle River, NJ	March 31, 2003	12,750	1,639	405
Ann's Choice Continuing Care Retirement
Community in Warminster, PA	June 2, 2003	19,500	3,411	1,419
Balmoral Assisted Living Community in Palm
Harbor, FL	July 8, 2003	12,175	1,213	629
ARC Somerby Portfolio Properties	August 25, 2003	73,260	8,771	5,683
GreenTree Portfolio Properties	September 5 & 11, 2003	22,956	3,019	2,046
Sunrise Portfolio Four Properties	September 30, 2003	149,277	13,605	9,800
Additional Sunrise Portfolio Four Properties	September 30, 2003	29,552	–	–
Probable:
Sunrise of Santa Rosa in Santa Rosa, CA	September 16, 2003	9,280	814	610
Dogwood Forest of Dunwoody in Dunwoody, GA	September 16, 2003	5,500	757	568

		$878,348	$79,491	$27,821

Investment in direct financing leases:
Acquired:
Prime Care Portfolio Properties	September 30, 2002	$105,250	$10,561	$—
Prime Care Portfolio Two Properties	March 31, 2003	22,635	2,934	744
Sunrise Portfolio Three Properties	August 29, 2003	184,500	22,810	15,401

		$312,385	$36,305	$16,145

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR NINE MONTHS ENDED SEPTEMBER 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings – Continued:

[a]Prior to December 20, 2002, the Marriott Portfolio One Properties were owned through a consolidated joint venture (the “Joint Venture”) in which the Company owned a 76.75 percent interest. On December 20, 2002, the Company purchased the remaining 23.25 percent minority interest for $8,500. See Note (8).

The adjustment to rental income from operating leases for the year ended December 31, 2002, includes $2,217 relating to the Marriott Portfolio One Properties. If the operating cash flows of the Marriott Portfolio One Properties are not sufficient to fund rental payments due under the lease agreements, amounts are required to be funded by Marriott International, Inc. or its subsidiaries under the terms of a rental payment guarantee arrangement. The pro forma adjustment to rental income from operating leases for the year ended December 31, 2002, includes assumed funding amounts under the guarantee of $1,381 based on the actual historical operating cash flows of the Marriott Portfolio One Properties during the Pro Forma Periods.

Certain leases provide for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the leases for the Pro Forma Properties during the period the Company was assumed to have held the Pro Forma Properties.

(2)	See Note (c) under “Unaudited Pro Forma Consolidated Balance Sheet” above.

(3)	Represents adjustments to reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties (the “FF&E Reserve”). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(4)	Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately two percent per annum by the Company during the nine months ended September 30, 2003 and the year ended December 31, 2002.

(5)	Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:

	Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2002	Pro Forma Adjustment for the Nine Months Ended September 30, 2003
Holley Court Terrace in	$12,974	Floating at 350 basis	$90	$—
Oak Park, IL, maturing		points over the 30-day
October 2003		LIBOR, with a LIBOR
floor of 3.50. If
30-day LIBOR falls below
2.60, interest rate will
be 30-day LIBOR plus 440
basis points. During
the Pro Forma Period,
the interest rate varied
from 6.23% to 6.28%.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR NINE MONTHS ENDED SEPTEMBER 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings – Continued:

	Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2002	Pro Forma Adjustment for the Nine Months Ended September 30, 2003
Marriott	$23,520	Floating at 186 basis	$ 381	$ —
Portfolio One		points over the rate of
Properties, maturing		commercial paper graded
June 2007		A1 by Standard & Poors
or F1 by Fitch IBCA.
During the Pro Forma
Period, the interest
rate varied from 2.63%
to 3.81%.
Heritage Club in	9,100	6.50%, with principal	386	—
Greenwood Village, CO,		and interest payable
maturing December 2006		monthly.
Prime Care Portfolio	20,635	7.83%, with principal	1,413	359
Two Properties, maturing		and interest payable
October 2008		monthly.
Prime Care Portfolio	20,000	Floating at 250 basis	859	159
Properties, maturing		points over the 30-day
March 2005		LIBOR. During the Pro
Forma Period, the
interest rate varied
from 3.88% to 4.38%.
Summit Portfolio	26,000	Floating at 325 basis	1,308	318
Properties, maturing		points over the 30-day
March 2005		LIBOR with a minimum
interest rate of 5% and
principal and interest
payable monthly.
During the Pro Forma
Period, the interest
rate varied from 5.0%
to 5.13%.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR NINE MONTHS ENDED SEPTEMBER 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings – Continued:

	Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2002	Pro Forma Adjustment for the Nine Months Ended September 30, 2003
ARC Somerby Portfolio	$50,400	5.79% with principal and	$ 2,655	$1,848
Properties, maturing		interest payable
June 2013		monthly.
Sunrise Portfolio Three	92,500	5.13% the first year,	5,690	3,747
Properties, maturing		5.38% the second year,
July 2010		6.06% the third year
with standard 3%
increases to the per
annum rate each calendar
year thereafter to
maturity. Monthly
interest only payments
through 2005 with
principal and interest
payable monthly for the
remaining term of the
loan.
Sunrise Portfolio Four	79,285	Fixed interest rate at	4,725	3,544
Properties and the Santa		date of funding of 250
Rosa Property, maturing		basis points over the
seven years from funding		seven-year U.S. Treasury
date		rate. Monthly interest
only payments for first
two years with principal
and interest payable
monthly for the
remaining term of the
loan. During the Pro
Forma Period, the
interest rate used was
5.96%.

			$17,507	$9,975

If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $80 and $261 for the nine months ended September 30, 2003 and the year ended December 31, 2002, respectively.

(6)	Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company’s Real Estate Asset Value as defined in the Company’s prospectus.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS
FOR NINE MONTHS ENDED SEPTEMBER 30, 2003 AND
THE YEAR ENDED DECEMBER 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings — Continued:

(7)	Represents increase in depreciation expense of the buildings and the furniture, fixture and equipment (“FF&E”) portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $7,101 and $19,136 for the nine months ended September 30, 2003, and the year ended December 31, 2002, respectively. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of: (i) the loan costs of $318 and $1,399 for the nine months ended September 30, 2003, and the year ended December 31, 2002, respectively, on related mortgage loans, amortized during the Pro Forma Period under the straight-line method (which approximates the effective interest method) over the life of the loan, and (ii) lease intangible costs of $466 and $1,251 for the nine months ended September 30, 2003 and the year ended December 31, 2002, respectively, related to the costs associated with having in-place leases at the date of each Property’s acquisition to a lease intangible asset that is amortized on a straight-line basis over the initial term of the lease (generally 15 years).

The following presents the amount of land, building, construction in progress (“CIP”) and FF&E for each of the Pro Forma Properties accounted for as operating leases:

	Land	Building	CIP	FF&E
Holley Court Terrace in Oak Park, IL	$ 2,144	$ 16,365	$ --	$ 447
Homewood Residence in Coconut Creek, FL	1,683	7,690	--	559
Heritage Club in Greenwood Village, CO	1,965	17,354	--	942
Marriott Portfolio One Properties	6,022	53,722	--	1,530
Brooksby Village in Peabody, MA	18,345	--	--	--
Homewood Residence in Nashville, TN	464	8,081	--	631
Marriott Portfolio Two Properties	16,201	73,083	--	4,714
Additional Marriott Portfolio Two Properties	50,817	200,675	--	9,410
Fox Run Village in Novi, MI	17,889	--	--	--
Summit Portfolio Properties	3,230	50,493	--	1,085
Brighton Gardens in Saddle River, NJ	2,156	10,558	--	511
Ann's Choice Continuing Care Retirement Community
in Warminster, PA	20,567	--	--	--
Balmoral Assisted Living Community in Palm Harbor, FL	1,002	10,237	--	376
ARC Somerby Portfolio Properties	3,404	69,379	--	3,199
GreenTree Portfolio Properties	1,298	22,070	--	380
Sunrise Portfolio Four Properties	16,755	129,572	--	7,546
Additional Sunrise Portfolio Four
Properties	10,057	--	19,879	436
Sunrise of Santa Rosa in Santa Rosa, CA	2,508	6,686	--	345
Dogwood Forest of Dunwoody in Dunwoody, GA	825	4,757	--	209

(8)	Represents adjustment to minority interest for the purchase of the 23.25 percent minority interest in a Joint Venture in which the Company initially owned a 76.75% interest.

(9)	Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the nine months ended September 30, 2003 and the year ended December 31, 2002. Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale and redemption of shares, during the nine months ended September 30, 2003 and the year ended December 31, 2002 needed to fund the purchase of the Pro Forma Properties.

SUNRISE SENIOR LIVING, INC. SIXTEEN COMMUNITIIES

Combined Financial Statements

Year ended December 31, 2002
With Report of Independent Auditors

Contents

Report of Independent Auditors	15
Combined Financial Statements
Combined Balance Sheets as of September 30, 2003 (unaudited) and December 31, 2002	16
Combined Statements of Operations for the nine months ended September 30, 2003 (unaudited) and for
the year ended December 31, 2002	17
Combined Statements of Changes in Partners' Capital for the nine months ended September 30, 2003
(unaudited) and for the year ended December 31, 2002	18
Combined Statements of Cash Flows for the nine months ended September 30, 2003 (unaudited) and for
the year ended December 31, 2002	19
Notes to Combined Financial Statements	20

Report of Independent Auditors

Board of Directors
Sunrise Senior Living, Inc.

We have audited the accompanying combined balance sheet as of December 31, 2002 of Sunrise Senior Living, Inc. Sixteen Communities (as defined in Note 1), and the related combined statements of operations, changes in partners’ capital, and cash flows for the year then ended. These financial statements are the responsibility of Sunrise Senior Living, Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 2002 of Sunrise Senior Living, Inc. Sixteen Communities (as defined in Note 1), and the combined results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP
December 5, 2003

Sunrise Senior Living, Inc. Sixteen Communities

Combined Balance Sheets

	September 30, 2003	December 31, 2002
	(Unaudited)
Assets held for sale:
Current assets:
Cash and cash equivalents	$ 2,387,687	$ 1,941,527
Accounts receivable, less allowance of $218,691 and $266,750,
respectively	981,726	686,431
Notes receivable – affiliate	-	1,162,638
Prepaid expenses and other current assets	137,165	261,521

Total current assets	3,506,578	4,052,117
Property and equipment, net	137,484,549	130,509,819
Restricted cash	759,987	464,385
Deferred financing costs, less accumulated amortization of $1,318,100
and $997,702, respectively	290,518	425,632
Pre-rental costs, less accumulated amortization of $2,526,258 and
$2,259,609, respectively	-	226,127

Total assets	$142,041,632	$135,678,080

Liabilities held for sale and partners’ capital
Current liabilities:
Accounts payable and accrued expenses	$ 774,027	$ 899,695
Net payables to affiliates	7,641,017	7,713,462
Deferred revenue	74,533	90,034
Current maturities of long-term debt	78,602,525	17,457,437
Other current liabilities	5,273	5,484

Total current liabilities	87,097,375	26,166,112
Long-term debt, less current maturities	28,229,086	90,062,210

Total liabilities	115,326,461	116,228,322
Partners’ capital	26,715,171	19,449,758

Total liabilities and partners’ capital	$142,041,632	$135,678,080

See accompanying notes.

Sunrise Senior Living, Inc. Sixteen Communities

Combined Statements of Operations

	Nine months ended September 30, 2003	Year ended December 31, 2002
	(Unaudited)
Operating revenues:
Resident fees	$ 32,849,111	$ 40,884,441
Operating expenses:
Labor	10,483,740	13,507,340
Food	1,733,841	2,111,404
General and administrative	9,371,609	10,654,664
Management fees	2,535,806	3,307,306
Depreciation and amortization	266,649	4,783,460

	24,391,645	34,364,174

Income from operations	8,457,466	6,520,267
Other income (expense):
Interest income	75,874	129,540
Interest expense	(4,760,650)	(7,222,198)

	(4,684,776)	(7,092,658)

Net income (loss)	$ 3,772,690	$ (572,391)

See accompanying notes.

Sunrise Senior Living, Inc. Sixteen Communities

Combined Statements of Changes in Partners’ Capital

	Nine months ended September 30, 2003	Year ended December 31, 2002
	(Unaudited)
Partners' capital, beginning of year	$19,449,758	$ 20,022,149
Net income (loss)	3,772,690	(572,391)
Buyout of minority partner's interest, net	3,492,723	-

Partners' capital, end of year	$26,715,171	$ 19,449,758

See accompanying notes.

Sunrise Senior Living, Inc. Sixteen Communities

Combined Statements of Cash Flows

	Nine months ended September 30, 2003	Year ended December 31, 2002
	(Unaudited)
Operating activities
Net income (loss)	$ 3,772,690	$ (572,391)
Adjustments to reconcile net income (loss) to net cash provided by
(used in) operating activities:
Provision for bad debts	122,417	106,667
Depreciation and amortization	266,649	4,783,460
Amortization of financing costs	320,398	374,072
Accrued interest on note receivable – affiliate	-	(90,000)
Changes in operating assets and liabilities:
Accounts receivable	(417,712)	(96,170)
Prepaid expenses and other current assets	124,356	(190,177)
Accounts payable and accrued expenses	(125,668)	(1,037,097)
Net payables to affiliates	(72,445)	(7,322,711)
Deferred revenue	(15,501)	(47,954)
Other current liabilities	(211)	1,227

Net cash provided by (used in) operating activities	3,974,973	(4,091,074)

Investing activities
Increase in restricted cash	(295,602)	(100,436)
Investment in property and equipment	(2,431,807)	(4,437,104)
Pre-rental costs paid	(40,522)	(333,686)

Net cash used in investing activities	(2,767,931)	(4,871,226)

Financing activities
Financing costs paid	(185,284)	(378,875)
Repayment of long-term debt	(4,783,981)	(16,874,019)
Additional borrowings under long-term debt	4,095,945	25,201,721
Repayments from notes receivable – affiliate	112,438	-

Net cash (used in) provided by financing activities	(760,882)	7,948,827

Net increase (decrease) in cash and cash equivalents	446,160	(1,013,473)
Cash and cash equivalents at beginning of year	1,941,527	2,955,000

Cash and cash equivalents at end of year	$ 2,387,687	$ 1,941,527

See accompanying notes.

Sunrise Senior Living, Inc. Sixteen Communities

Notes to Combined Financial Statements

1. Organization

Sunrise Senior Living, Inc. (formerly Sunrise Assisted Living, Inc.) (“SALI”) is a provider of senior living services. Senior living services include providing a residence, meals, and nonmedical assistance to elderly residents for a monthly fee. The services provided by SALI are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their families, or another responsible party.

The Sunrise Senior Living, Inc. Sixteen Communities include the combined financial statements associated with sixteen communities owned by affiliates of SALI (the “Communities”). The Communities were sold to CNL Retirement Properties Inc. (“CNL”) on September 30, 2003 (see Note 7). The Communities are included in the following legal entities, as described below:

ADG on Sheepshead Bay, L.L.C.
Atlantic-Sunrise, L.L.C.
Sunrise Assisted Living Limited Partnership
Sunrise Assisted Living Limited Partnership VIII
Sunrise Farmington Hills Assisted Living, L.L.C.
Sunrise Poland Assisted Living, L.L.C.
Sunrise Raleigh Assisted Living, L.L.C.

ADG on Sheepshead Bay, L.L.C. was formed November 16, 1998 under the laws of the State of New York and will terminate on December 31, 2098. ADG on Sheepshead Bay, L.L.C. owns and operates the Sheepshead Bay assisted living facility.

Atlantic-Sunrise, L.L.C. was formed January 19, 1999 and began operations on January 28, 1999 under the laws of the State of New York and will terminate on December 31, 2098. Atlantic-Sunrise, L.L.C. owns and operates the Mill Basin facility.

Sunrise Assisted Living Limited Partnership (“SALLP”) was formed May 5, 1994 under the laws of the Commonwealth of Virginia and began operations on June 8, 1994 and will terminate on January 1, 2044. SALLP operates fifteen assisted living and independent facilities in the Commonwealth of Virginia, Maryland, Florida, and Washington. The following communities under SALLP are included in these combined financial statements: Arlington, Bluemont Park, Countryside, Falls Church, Frederick, Leesburg, and Mercer Island. Bluemont Park and Countryside represent three and two communities, respectively.

Sunrise Assisted Living Limited Partnership VIII was formed October 19, 1995 under the laws of the State of California and will terminate on October 1, 2045. Sunrise Assisted Living Limited Partnership VIII owns and operates the Santa Rosa facility.

Sunrise Senior Living, Inc. Sixteen Communities

Notes to Combined Financial Statements (continued)

1. Organization (continued)

Sunrise Farmington Hills Assisted Living, L.L.C. was formed July 8, 1999 under the laws of the State of Michigan and will terminate on December 31, 2099. Sunrise Farmington Hills Assisted Living, L.L.C. owns and operates the Farmington Hills North facility.

Sunrise Poland Assisted Living, L.L.C. was formed December 22, 1997 under the laws of the State of Ohio and will terminate on December 31, 2099. Sunrise Poland Assisted Living, L.L.C. owns and operates the Poland facility.

Sunrise Raleigh Assisted Living, L.L.C. was formed October 22, 1996 under the laws of the State of North Carolina and will terminate upon dissolution of the L.L.C. agreement or terms of the agreement or by operation of law. Sunrise Raleigh Assisted Living, L.L.C. owns and operates the Raleigh facility.

Sunrise Senior Living Management, Inc. (previously Sunrise Assisted Living Management Inc.) (SALMI), a wholly owned subsidiary of SALI, is the manager of the Communities (see Note 4).

All material intercompany transactions and balances between the Communities included in these combined financial statements have been eliminated.

As of and for the nine months ended September 30, 2003, the assets and liabilities associated with the Communities were classified as held for sale by SALI due to their intention to sell the Communities within the year. As such, no depreciation was recorded on the property and equipment from January 1, 2003 through September 30, 2003. The December 31, 2002 combined balance sheet has presented all assets and liabilities as held for sale in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

2. Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Sunrise Senior Living, Inc. Sixteen Communities

Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Interim Period Financial Statements

The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements in accordance with accounting principles generally accepted in the United States have been condensed or omitted. The Communities believe the disclosures made are adequate to make the interim financial information presented not misleading.

In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of September 30, 2003, and the results of operations and cash flows associated with the nine-month period ended September 30, 2003. Interim results are not necessarily indicative of fiscal year performance because of short-term variations.

Cash and Cash Equivalents

The Communities consider all investments purchased with an original maturity of three months or less to be cash equivalents.

Allowance for Doubtful Accounts

The Communities provide an allowance for doubtful accounts on their outstanding receivables based on their collection history.

Property and Equipment

Property and equipment are recorded at cost or stepped up value (see Note 6). Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Property and equipment are reviewed for impairment whenever events or circumstances indicate that the asset’s undiscounted expected cash flows are not sufficient to recover its carrying amount. The Communities measure an impairment loss by comparing the fair value of the asset to its carrying amount. Fair value of an asset is calculated as the present value of expected future cash flows. Based on management’s estimation process, no impairment losses were recorded as of December 31, 2002.

Sunrise Senior Living, Inc. Sixteen Communities

Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Deferred Financing Costs

Costs incurred in connection with obtaining permanent financing for community-owned facilities have been deferred and amortized over the term of the financing.

Pre-rental Costs

Costs incurred to initially rent facilities are capitalized and amortized over 12 months. All other pre-rental costs are expensed as incurred.

Revenue Recognition

Operating revenue consists of resident fee revenue, including resident community fees. Generally, resident community fees are received from potential residents upon occupancy. Resident community fees are recognized as income over the first 90 days of the resident’s stay and are ratably refundable if the prospective resident does not move into the property or moves out of the property within 90 days. All other resident fee revenue is recognized when services are rendered. Agreements with residents are for a term of one year and are cancelable by residents with 30 days’ written notice.

Contingent Liabilities

The Communities are named parties to pending legal proceedings in the ordinary course of business, which, in management’s opinion will not have a material impact on the results of the Communities.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents and long-term debt approximate their fair values at September 30, 2003 (unaudited) and December 31, 2002.

Income Taxes

The Communities are treated as a Partnership for income tax purposes. Accordingly, no provision for income taxes has been included in the accompanying financial statements, as all attributes of income and loss pass through pro rata to the partners on their respective income tax returns in accordance with the limited partnership or Limited Liability Company agreement.

Sunrise Senior Living, Inc. Sixteen Communities

Notes to Combined Financial Statements (continued)

3. Property and Equipment

Property and equipment consist of the following:

	Asset Lives	September 30, 2003	December 31, 2002
		(Unaudited)
Land and improvements	10-15 years	$ 24,127,327	$ 24,052,969
Buildings and improvements	40 years	127,203,404	121,625,455
Furniture and equipment	3-10 years	15,264,633	13,942,210

		166,595,364	159,620,634
Less: accumulated depreciation		(29,110,815)	(29,110,815)

		$ 137,484,549	$ 130,509,819

Depreciation expense was $0 and $4,279,503 for the nine months ended September 30, 2003 (unaudited) and for the year ended December 31, 2002, respectively. No depreciation was recorded for the nine months ended September 30, 2003, as the property and equipment was held for sale.

4. Affiliate Transactions

Management Services

The Communities have entered into a management agreement (the “Agreement”) with SALMI to manage the Communities. The Agreement provides for management fees to be paid monthly, based on a percentage of each of the Communities’ gross operating revenues.

Note Receivable

In January 1999, Sheepshead Bay, in which SALI has a controlling interest, accepted a $500,000 promissory note (“ADG Note”) from a minority partner. The ADG Note accrues interest at 10% per annum, which is due annually beginning February 22, 2000. The principal balance plus accrued and unpaid interest is due on February 22, 2009. This note and accrued interest was included as consideration for the buyout of the minority partner’s interest on September 29, 2003 (see Note 6).

In 2001, Mill Basin, in which SALI has a controlling interest, accepted a $500,000 promissory note (“AMB Note”) from a minority partner. The AMB Note accrues interest at 8% per annum, which is due annually beginning March 2002. The principal balance plus accrued interest and unpaid interest were due in March 2010.

This note and accrued interest was included as consideration for the buyout of the minority partner’s interest on September 29, 2003 (see Note 6).

Sunrise Senior Living, Inc. Sixteen Communities

Notes to Combined Financial Statements (continued)

4. Affiliate Transactions (continued)

Receivables and Payables

The Communities have net payables due to SALMI and affiliates of $7,641,017 and $7,713,462 at September 30, 2003 (unaudited) and December 31, 2002, respectively, as a result of management services.

5. Long -Term Debt

Long-term debt consists of the following:

	September 30, 2003	December 31, 2002
	(Unaudited)
Multi-property blanket first mortgage	$ 59,947,562	$ 60,534,206
Revolving credit facilities	4,760,000	4,760,000
Line of credit	-	4,036,000
Other mortgages and notes payable	42,124,049	38,189,441

	$ 106,831,611	$ 107,519,647
Current maturities	(78,602,525)	(17,457,437)

	$ 28,229,086	$ 90,062,210

SALI entered into a multi-property blanket first mortgage in June 1994 that is collateralized by a blanket first mortgage on all assets of SALLP, consisting of 10 properties. In May 2001, SALI modified its multi-property blanket first mortgage to extend the maturity date from May 31, 2001 to May 31, 2004 at a fixed rate of interest equal to 8.20%.

In December 2001, SALI entered into an approximately $4.8 million revolving credit facility collateralized by the Raleigh Community. The revolving credit facility matures in November 2006, subject to a five-year extension and accrues interest at LIBOR plus 1.2% (2.32% at September 30, 2003 (unaudited) and 2.58% at December 2002).

At December 31, 2002, the Farmington Hills Community is collateral for approximately $4.0 million of debt under a line of credit associated with a subsidiary of SALI. This debt accrues interest at LIBOR plus 2.0% and is due in June 2004. The debt was repaid in January of 2003 when the Farmington Hills Community obtained debt of $4.1 million, as described below.

Sunrise Senior Living, Inc. Sixteen Communities

Notes to Combined Financial Statements (continued)

5. Long-Term Debt (continued)

The other mortgages and notes payable relate to four properties: Santa Rosa, Mill Basin, Sheepshead Bay, and Farmington Hills, whereby outstanding balances are collaterized by the total assets of the respective property. Payments of principal and interest are made monthly. Variable interest rates range from LIBOR plus 2.0% to 2.5% (3.12% at September 30, 2003 and 3.88% at December 2002) or the prime rate (4.00% at September 30, 2003 and 4.25% at December 31, 2002). Fixed rate debt is at 6.875%.

The Sheepshead Bay Community had debt with another lender of $16.0 million that was repaid in June 2002. The debt accrued interest at LIBOR plus 1.80%. In conjunction with the repayment, the Community recorded additional interest expense for the unamortized financing costs of approximately $75,000 during the year ended December 31, 2002.

Interest paid totaled $4,482,075 and $6,640,187 for the nine months ended September 30, 2003 (unaudited) and the year ended December 31, 2002, respectively. Interest capitalized for the year ended December 31, 2002 was approximately $180,000.

Restricted cash consists of real estate tax escrows, operating reserves and capital reserves related to the Communities’ debt agreements and resident deposits.

6. Partner’s Capital (Unaudited)

On September 29, 2003, an affiliate of SALI purchased the minority partner’s interest of $0.8 million in the Mill Basin and Sheepshead Bay Communities for approximately $4.3 million in cash and the forgiveness of approximately $1.0 million of the note receivable from affiliate. As a result of the repurchase, property and equipment related to these two communities were stepped up to fair value by approximately $4.5 million, based on the market value of the recapitalized communities. This transaction is considered a non-cash transaction in the combined statement of cash flows as no cash was used by the Communities to consummate the repurchase of minority interests.

7. Subsequent Events (Unaudited)

On September 30, 2003, SALI completed the sale of its 100 percent interest in the Communities to CNL for an aggregate purchase price of $158 million. SALI will continue to operate the Communities under long-term management contracts.